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                                                                       Exhibit 5

                       OPINION OF RICHARD S. COLLINS, ESQ.

                                                               December 16, 2004

MetLife, Inc.
200 Park Avenue
Floor 1200
New York, New York 10166-0188

Ladies and Gentlemen:

      I am Chief Counsel - General Corporate of MetLife, Inc., a Delaware corporation (the "Company"). I am familiar with the Registration Statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "Act"), relating to the 70,000,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock") to be issued pursuant to the MetLife, Inc. 2005 Stock and Incentive Compensation Plan and the MetLife, Inc. 2005 Non-Management Director Stock Compensation Plan (collectively, the "Plans").

      I or other in-house attorneys for the Company over whom I exercise general supervisory authority have reviewed such documents and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies.

      Based upon and subject to the limitations, assumptions, qualifications and exceptions set forth herein, I am of the opinion that, when issued in accordance with the terms of the Plans, the 70,000,000 shares of Company Common Stock will be validly issued, fully paid and non-assessable.

      I am a member of the bar of the State of New York and I do not express an opinion herein concerning any laws other than the laws of the United States of America and the General Corporation Law of the State of Delaware.

      I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,


                                              /s/ Richard S. Collins
                                             _________________________________
                                             Name: Richard S. Collins
                                             Title: Chief Counsel - General
                                                      Corporate